Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-268454) of China Natural Resources, Inc., of our report dated April 30, 2024, with respect to the consolidated financial statements of China Natural Resources, Inc., included in this Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/ Ernst & Young Hua Ming LLP

Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

May 15, 2026